                                        Securities and Exchange Commission
                                              Washington, D.C. 20549
                                  -----------------------------------------------

                                                     FORM 8-K

                                                  CURRENT REPORT
                                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                         Date of Report (Date of earliest event reported): April 26, 2006

                                            The Phoenix Companies, Inc.
-------------------------------------------------------------------------------------------------------------------
                              (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                     1-16517                                  06-1599088
-------------------                     --------------------------               -------------------------
(State or Other Jurisdiction             (Commission File Number)                            (IRS Employer
   of Incorporation)                                                                   Identification No.)

         One American Row, Hartford, CT                                                      06102 -5056
--------------------------------------------------------------                        --------------------
       (Address of Principal Executive Offices)                                               (Zip Code)

Registrant's telephone number, including area code:                                       (860) 403-5000
                                                                                --------------------------

                                                  NOT APPLICABLE
             -----------------------------------------------------------------------------------------
                           (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 26, 2006, The Phoenix Companies, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2006.  This is furnished as Exhibit 99.1 hereto.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits

         The following exhibit is furnished herewith:

         99.1 News release of The Phoenix Companies, Inc. dated April 26, 2006, regarding the matters described in Item 2.02.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

Date:  April 26, 2006                                By:    /s/ Katherine P. Cody
                                                            ------------------------------------------------
                                                            Name:  Katherine P. Cody
                                                            Title: Senior Vice President and
                                                                   Chief Accounting Officer

                                                                                                  Exhibit 99.1

[LOGO]PHOENIX

     The Phoenix Companies, Inc.                              N  E  W  S     R  E  L  E  A S E

     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     PhoenixWealthManagement.com

     Contacts:
     Media Relations                                            Investor Relations
     Alice S. Ericson                                           Peter A. Hofmann
     860-403-5946                                               860-403-7100
     alice.ericson@phoenixwm.com                                pnx.ir@phoenixwm.com

     For Immediate Release

                        The Phoenix Companies, Inc. Reports First Quarter 2006 Earnings

     HARTFORD, Conn., April 26, 2006 - The Phoenix Companies, Inc. (NYSE: PNX) today reported first quarter
     2006 earnings.

     FIRST QUARTER 2006 HIGHLIGHTS
     •   Net income was $1.7 million, or $0.02 per diluted share, compared with $9.4 million, or $0.09 per share, in the 2005 first quarter.
     •   The company reported a total segment loss of $6.2 million, or $0.06 per diluted share, resulting from a non-cash charge in the Asset Management segment. Total segment income in the 2005 first quarter was
         $16.8 million, or $0.16 per share.
     •   Life and Annuity pre-tax segment income was $38.3 million, compared with $44.0 million in the 2005 first quarter.
     •   Asset Management reported earnings before interest, taxes, depreciation and amortization (EBITDA) of
         $6.4 million, compared with $7.2 million in the 2005 first quarter, and a pre-tax segment loss of
         $34.6 million, compared with a $1.7 million loss in the 2005 first quarter. The 2006 segment loss was due primarily to a $32.5 million identified intangible asset impairment ($20.1 million, or $0.19 per share, after tax).
         Total segment income and EBITDA are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

The Phoenix Companies, Inc. ... 2

   FIRST QUARTER 2006 RESULTS

   Earnings Summary                                                     First           First
   (millions except per share data)                                    Quarter         Quarter
                                                                        2006            2005           Change
                                                                    -------------    ------------    -----------
   Life and Annuity Segment                                              $38.3           $44.0           $(5.7)
   Asset Management Segment                                              (34.6)           (1.7)          (32.9)
   Venture Capital Segment                                                 -              (2.2)            2.2
   Corporate and Other Segment                                           (17.4)          (16.3)           (1.1)
                                                                    -------------    ------------    -----------
   Total Segment Income (Loss), Before Income Taxes                      (13.7)           23.8           (37.5)
   Applicable Income Taxes (Benefit)                                      (7.5)            7.0           (14.5)
                                                                    -------------    ------------    -----------
   Total Segment Income (Loss)                                            (6.2)           16.8           (23.0)
   Realized Investment Gains (Losses), Net                                11.4            (5.9)           17.3
   Restructuring Costs and Other Nonrecurring Items, Net                  (3.5)           (1.5)           (2.0)
                                                                    -------------   ------------    -----------
   Net Income                                                             $1.7            $9.4           $(7.7)
                                                                    =============    ============    ===========

   Earnings Per Share Summary
   Total Segment Income Per Share (Loss)
        Basic                                                            $(0.06)         $ 0.18          $(0.24)
        Diluted                                                          $(0.06)         $ 0.16          $(0.22)
   Net Income Per Share
       Basic                                                             $ 0.02          $ 0.10          $(0.08)
       Diluted                                                           $ 0.02          $ 0.09          $(0.07)
   Weighted Average Shares Outstanding
       Basic                                                              103.6            94.9             8.7
       Diluted                                                            106.2           102.3             3.9

         "We had a challenging quarter, with our first segment loss since 2002, but the quarter's results are not indicative of the underlying strengths of the business or our prospects for the year. The loss was solely attributable to a 19 cents per share non-cash impairment charge in Asset Management, while a few large life claims and the absence of partnership gains in the quarter led to lower Life and Annuity earnings. We do not expect these factors to recur," said Dona D. Young, chairman, president and chief executive officer.
         "Overall, our Life and Annuity franchise continues to be profitable and growing, with excellent statutory results, strong life sales growth and an increase in sales of continuing products in annuities.
     Asset Management earnings were in line with our plan, excluding the charge.
         "We adjusted our ROE guidance for the charge; otherwise, our targets for the year are unchanged and reflect interim testing for goodwill. We are also pursuing a closed block transaction, which is not reflected in our guidance. We remain encouraged and are focused on executing our strategy as the best path to delivering shareholder value," she said.

The Phoenix Companies, Inc. ... 3

   FIRST QUARTER 2006 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
   •   Statutory surplus grew by 9 percent from the prior year's first quarter to $1.15 billion at March 31,
       2006.
   •   Statutory net gain from operations was $16.9 million in the 2006 first quarter, compared with $16.2 million in the 2005 first quarter.
   •   Risk-based capital ratio continued to improve from year-end and was well in excess of 400 percent at the end of the first quarter.

   SUMMARY OF SEGMENT RESULTS
       Phoenix has three segments, "Life and Annuity," "Asset Management" and "Corporate and Other." The
   Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently.
       In prior years, the company maintained a Venture Capital segment. In the fourth quarter of 2005, the company secured an agreement to sell approximately three-quarters of the assets in that segment and, as a result, eliminated the segment, effective January 1, 2006. Earnings from the remaining assets have been allocated to the Life and Annuity segment.

   Life and Annuity

   First Quarter 2006 Summary                                           First           First
   ($ in millions)                                                     Quarter         Quarter
                                                                        2006            2005           Change
                                                                    -------------    ------------    -----------
   Life Insurance Income (pre-tax)                                       $32.6           $38.0           $(5.4)
   Annuity Income (pre-tax)                                                5.7             6.0            (0.3)
                                                                    -------------    ------------    -----------
   Life and Annuity Segment Income (pre-tax)                             $38.3           $44.0           $(5.7)
                                                                    =============    ============    ===========

   Life Insurance Sales (Annualized + Single Premium)                   $110.9           $30.1           $80.8
   Annuity Deposits                                                      $92.2           $92.6           $(0.4)
   Annuity Net Withdrawals                                             $(254.4)        $(123.1)        $(131.3)

   •     Life and Annuity segment income for the quarter reflects the impact of higher fee income on a growing block, favorable life persistency, and improving profitability of in force annuity assets, offset by lower net investment income and a small number of large claims in universal life.
   •     Total life sales (annualized and single premium) of $110.9 million were more than triple the sales in the 2005 first quarter. Annualized premium of $91.9 million rose significantly from $20.8 million in the prior year's quarter. These increases were due primarily to universal life sales.
   •     At $92.2 million, annuity deposits were flat from the prior year's quarter. Excluding discontinued
         products, sales rose 12 percent over the same period. The rise in annuity net withdrawals was due primarily to surrenders in these low return, discontinued products.

The Phoenix Companies, Inc. ... 4

   •     Life sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $11.9 million in the first quarter of 2006, compared with $501.9 million in the prior year's first quarter. Deposits from private placement sales can vary widely because they involve fewer, but significantly larger, cases.

   Asset Management

   First Quarter 2006 Summary                                           First           First
   ($ in millions)                                                     Quarter         Quarter
                                                                        2006            2005           Change
                                                                    -------------    ------------    ------------
   Asset Management EBITDA                                                $6.4            $7.2           $(0.8)
   Asset Management Segment Loss (pre-tax)                              $(34.6)          $(1.7)         $(32.9)

   Asset Management Inflows                                           $1,557.9        $5,061.1       $(3,503.2)
   Asset Management Net Flows                                        $(1,666.3)       $1,454.7       $(3,121.0)

   Assets Under Management (end of period)                           $37,130.3       $43,224.9       $(6,094.6)

   •     The segment loss was due primarily to a $32.5 million ($20.1 million, after tax) impairment of identified intangibles for Engemann Asset Management managed account assets that reflects cumulative and expected outflows. The decline in EBITDA and the segment loss, excluding the impairment, of $2.1 million were due primarily to revenue decreases that were only partially offset by expense savings.
   •     Mutual fund sales rose 24 percent quarter-over-quarter, to $640.4 million from $515.3 million in the
         2005 first quarter and included a $100 million closed-end fund secondary offering. Net flows in mutual funds were positive in the quarter.
   •     Net outflows were driven by continued redemptions in certain equity strategies, primarily offered in institutional products and managed accounts.  The year-over-year change reflects an inflow for a $3 billion account in the 2005 first quarter.
   •     For the five-year period ended March 31, 2006, 56 percent of assets under management out-performed their respective benchmarks.
   •     Pre-tax operating margin, before intangible amortization and the impairment, was 11.6 percent for the quarter, consistent with the company's expectations for this point in the year.

   Corporate and Other Segment
         The Corporate and Other segment had a pre-tax loss of $17.4 million in the 2006 first quarter, compared with a $16.3 million loss in the prior year's first quarter.  The result reflects higher interest expense, partially offset by higher corporate investment income and lower expenses.

The Phoenix Companies, Inc. ... 5

   NET REALIZED INVESTMENT GAINS
         First quarter 2006 net realized investment gains, after taxes, were $11.4 million, compared with net realized losses of $5.9 million in the 2005 first quarter. They include:
   •     An after-tax realized gain of $6.5 million in the 2006 first quarter from the Lombard earnout distribution.
   •     Net impairments of $0.7 million after offsets for taxes, DAC, and the policyholder dividend obligation, compared with $2.0 million in the 2005 first quarter, reflecting improvements in the credit quality of the portfolio. Net impairments include gross impairments of $0.9 million, compared with $11.3 million in the 2005 first quarter.

   OTHER ITEMS
   •     On March 31, 2006, Phoenix completed the final phase of the sale of approximately three-quarters of its former Venture Capital segment assets.  The financial impact of the transaction was recorded in the fourth quarter of 2005.
   •     GAAP equity was $2.16 billion at March 31, 2006, an increase of $150.4 million from year-end 2005 due primarily to the settlement of equity units in February. The company issued 17.4 million shares in connection with this settlement.

   2006 GUIDANCE
         Phoenix has not changed its expectations for full-year total segment income other than adjusting for the non-cash impairment charge this quarter. This adjustment brings the full-year segment ROE target to
   4.1 - 4.6 percent. It does not reflect the impact of a potential transaction involving the closed block, which the company is pursuing.
   •     The company continues to target double-digit growth in total life insurance sales and positive net flows in actively sold variable annuity products.
   •     In Asset Management, the company expects modestly positive net flows. Achieving this will require positive market conditions for certain structured finance products the company expects to bring to the market.
         These targets are based on a number of market assumptions and other factors, including:
   •     Equity returns (dividends and market appreciation) of 10 percent for the full year.
   •     A yield of 4.5 percent on 5-year treasury bonds by year-end.
         These targets represent forward-looking statements and are subject to the risks and uncertainties outlined at the end of this news release. Specifically, to the extent that actual interest rates or equity returns differ from the assumptions outlined above, the company's performance could differ materially

The Phoenix Companies, Inc. ... 6

    from the targeted levels. Total segment return on equity is a non-GAAP financial measure and is further described in the tables above and in the reconciliation table at the end of this news release.

    CONFERENCE CALL
        The Phoenix Companies, Inc. will host a conference call today at 11 a.m. Eastern time to discuss with the investment community Phoenix's first quarter financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section. The call can also be accessed by telephone at 973-321-1020 (conference ID #7177066). A replay of the call will be available through May 10, 2006 by telephone at 973-341-3080 (pin code #7177066) and on Phoenix's Web site,
    www.PhoenixWealthManagement.com in the Investor Relations section.

    ABOUT PHOENIX
        The Phoenix Companies, Inc. is a leading provider of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. With a history dating to 1851, The
    Phoenix Companies, Inc. has two principal operating subsidiaries, Phoenix Life Insurance Company and
    Phoenix Investment Partners, Ltd. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions. Phoenix has corporate offices in Hartford, Connecticut.

    FORWARD-LOOKING STATEMENT
        This presentation may contain forward-looking statements within the meaning of the Private Securities
    Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe," "plan," "estimate," "expect,"
    "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary

The Phoenix Companies, Inc. ... 7

    reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v) downgrades in the financial strength ratings of the company's subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims or investment experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect the company's investment results, including those from the fees the company earns from assets under management and the demand for the company's variable products; (viii) the relative success and timing of implementation of the company's strategies;
    (ix) the effects of closing the company's retail brokerage operations; and (x) other risks and uncertainties described in any of the companies filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

The Phoenix Companies Inc....8

Financial Highlights
Three Months Ended March 31, 2006 and 2005
(Unaudited)
                                                                            Three Months
                                                                  ---------------------------------
                                                                       2006               2005
                                                                  --------------     --------------

Income Statement Summary ($ in millions)

Revenues                                                           $      638.3       $      613.4

Total Segment Income (Loss) (1)                                             (6.2)              16.8

Net Income                                                         $        1.7       $        9.4

-----------------------------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
  Basic                                                                 103,645             94,930
  Diluted                                                               106,176            102,301
                                                                  ==============     ==============

Total Segment Income (Loss) Per Share(1)
  Basic                                                            $      (0.06)      $       0.18
  Diluted                                                          $      (0.06)      $       0.16
                                                                  ==============     ==============

Net Income Per Share
  Basic                                                            $       0.02       $       0.10
  Diluted                                                          $       0.02       $       0.09
                                                                  ==============     ==============

-----------------------------------------------------------

Balance Sheet Summary                                                 March             December
($ in millions, except share and per share data)                      2006                2005
                                                                  --------------     --------------

Invested Assets(2)                                                  $   16,525.4       $   16,717.2
Separate Account Assets                                                 7,940.4            7,722.2
Total Assets                                                           27,902.8           27,716.2
Indebtedness                                                              740.1              751.9
Total Stockholders' Equity                                         $    2,157.5       $    2,007.1
Average Equity, excluding Accumulated OCI, FIN 46-R and
  Discontinued operations(3)                                        $    2,178.5       $    2,028.6

Common Shares outstanding (in thousands)                                112,561             95,116
                                                                  --------------     --------------

Book Value Per Share                                               $      19.17       $     21.10
Book Value Per Share, excluding Accumulated OCI and FIN 46-R              20.27             22.28

Third Party Assets Under Management                                $   37,130.3       $  37,422.9

(1)  In addition to net income presented in accordance with Generally Accepted Accounting Principles
    ("GAAP"), Phoenix considers total segment income in evaluating its financial performance.
    A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

    Total segment income represents income from continuing operations (which is a GAAP measure)
    before realized investment gains and losses and certain other items.

    *   Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.

    *   Certain other items are excluded from total segment income because we believe they are (i)
        not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

    Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

(2)  Invested assets equals total investments plus cash and equivalents less debt and equity securities pledged as collateral.

(3)  This average equity is used for the calculation of segment return on equity and represents the average of the monthly average of equity, excluding Accumulated OCI, the effects of FIN 46-R and the equity of discontinued operations.

                                            -more-

The Phoenix Companies Inc....9

Consolidated Balance Sheet
March 31, 2006 (Preliminary) and December 31, 2005
(in millions, except share data)

                                                                        2006              2005
                                                                   --------------    --------------
ASSETS:
Available-for-sale debt securities, at fair value                   $   13,153.2      $   13,404.6
Available-for-sale equity securities, at fair value                        185.2             181.8
Mortgage loans, at unpaid principal balances                               114.0             128.6
Venture capital partnerships, at equity in net assets                      117.2             145.1
Policy loans, at unpaid principal balances                               2,273.3           2,245.0
Other investments                                                          333.6             310.6
                                                                   --------------    --------------
                                                                        16,176.5          16,415.7
Available-for-sale debt and equity securities pledged as
  collateral, at fair value                                                301.1             304.4
                                                                   --------------    --------------
Total investments                                                       16,477.6          16,720.1
Cash and cash equivalents                                                  348.9             301.5
Accrued investment income                                                  233.7             225.8
Receivables                                                                224.0             146.9
Deferred policy acquisition costs                                        1,658.1           1,556.0
Deferred income taxes                                                       72.2              56.0
Intangible assets                                                          255.3             295.9
Goodwill                                                                   467.7             467.7
Other assets                                                               224.9             224.1
Separate account assets                                                  7,940.4           7,722.2
                                                                   --------------    --------------
Total assets                                                        $   27,902.8       $  27,716.2
                                                                   ==============    ==============

LIABILITIES:
Policy liabilities and accruals                                     $   13,246.4       $  13,246.2
Policyholder deposit funds                                               2,863.0           3,060.7
Indebtedness                                                               740.1             751.9
Other liabilities                                                          572.0             534.3
Non-recourse collateralized obligations                                    379.5             389.9
Separate account liabilities                                             7,940.4           7,722.2
                                                                   --------------    --------------
Total liabilities                                                       25,741.4          25,705.2
                                                                   --------------    --------------

MINORITY INTEREST:
Minority interest in net assets of subsidiaries                              3.9               3.9
                                                                   --------------    --------------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 123,874,544 and
   106,429,147 shares issued                                                 1.2               1.1
Additional paid-in capital                                               2,601.5           2,440.3
Deferred compensation on restricted stock units                             (4.0)             (2.7)
Accumulated deficit                                                       (191.4)           (193.1)
Accumulated other comprehensive income                                     (70.3)            (59.0)
Treasury stock, at cost: 11,313,564 and 11,313,564 shares                 (179.5)           (179.5)
                                                                   --------------    --------------
Total stockholders' equity                                               2,157.5           2,007.1
                                                                   --------------    --------------
Total liabilities, minority interest and stockholders' equity       $   27,902.8      $   27,716.2
                                                                   ==============    ==============

                                            -more-

 The Phoenix Companies Inc....10

 Consolidated Statement of Income (Unaudited)
 Three Months Ended March 31, 2006 and 2005
 (in millions)

                                                                             Three Months
                                                                   ---------------------------------
                                                                        2006              2005
                                                                   --------------    ---------------

 REVENUES:
 Premiums                                                           $      207.5      $       226.8
 Insurance and investment product fees                                     139.1              129.0
 Broker-dealer commission and distribution fees                              7.3                6.8
 Investment income, net of expenses                                        251.2              268.7
 Net realized investment gains (losses)                                     33.2              (17.9)
                                                                   --------------    ---------------
 Total revenues                                                            638.3              613.4
                                                                   --------------    ---------------

 BENEFITS AND EXPENSES:
 Policy benefits, excluding policyholder dividends                         333.9              343.3
 Policyholder dividends                                                    106.8               83.8
 Policy acquisition cost amortization                                       30.0               28.2
 Intangible asset amortization                                               8.0                8.4
 Intangible asset impairments                                               32.5                -
 Interest expense on indebtedness                                           12.4               11.1
 Interest expense on non-recourse collateralized obligations                 4.4                8.9
 Other operating expenses                                                  111.4              117.2
                                                                   --------------    ---------------
 Total benefits and expenses                                               639.4              600.9
                                                                   --------------    ---------------

 Income (Loss) from continuing operations before income taxes
   and minority interest                                                    (1.1)              12.5
 Applicable income taxes (benefit)                                          (2.8)               2.8
                                                                   --------------    ---------------
 Income from continuing operations before income taxes
   and minority interest                                                     1.7                9.7
 Minority interest in net income of subsidiaries                             -                 (0.3)
                                                                   --------------    ---------------
 Net income                                                         $        1.7      $         9.4
                                                                   ==============    ===============

                                            -more-

The Phoenix Companies Inc....11

Reconciliation of Income Measures (Unaudited)
Three Months Ended March 31, 2006 and 2005
(in millions)

                                                                             Three Months
                                                                   --------------------------------
Reconciliation of Segment Income to Net Income                          2006              2005
  Segment Income (loss)                                            --------------    --------------
  Life insurance                                                    $       32.6      $       38.0
  Annuities                                                                  5.7               6.0
                                                                   --------------    --------------
  Life and annuity segment                                                  38.3              44.0
  Asset management segment                                                 (34.6)             (1.7)
  Venture capital segment                                                    -                (2.2)
  Corporate and other segment                                              (17.4)            (16.3)
                                                                   --------------    --------------
  Total segment income (loss), before income taxes                         (13.7)             23.8
  Applicable income taxes (benefit)                                         (7.5)              7.0
                                                                   --------------    --------------
  Total segment income (loss)                                               (6.2)             16.8

  Realized investment gains (losses), after income taxes and
   other offsets                                                            11.4              (5.9)
  Realized gain (losses) from collateralized debt obligations               (1.0)              0.4
  Restructuring charges and other non-recurring items, net of
   income taxes                                                             (2.5)             (1.9)
                                                                   --------------    --------------
  Net income                                                        $        1.7      $        9.4
                                                                   ==============    ==============

Reconciliation of Asset Management Segment Income to Earnings Before
 Income Taxes, Depreciation and Amortization (EBITDA)

  Asset Management Segment Loss                                     $      (34.6)     $       (1.7)
  Adjustments for:
      Intangible asset amortization and impairments                         40.5               8.4
      Depreciation                                                           0.5               0.5
                                                                   --------------    --------------
  EBITDA                                                            $        6.4      $        7.2
                                                                   ==============    ==============

Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

                                              ###